Exhibit 10.2
Executive Officers of The
Scotts Miracle-Gro Company
who are parties to form of
Employee Confidentiality, Noncompetition,
Nonsolicitation Agreement for employees
participating in The Scotts Company LLC
     Executive/Management Incentive Plan

Name and Principal Position	Date of Employee Confidentiality,
with The Scotts Miracle-Gro Company	Noncompetition, Nonsolicitation Agreement

Christopher L. Nagel, Executive Vice President and Chief Financial Officer	August 7, 2006

David M. Aronowitz, Executive Vice President, General Counsel and Corporate Secretary	May 11, 2006

Denise S. Stump, Executive Vice President, Global Human Resources	August 8, 2006